UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

Safeguard Scientifics, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-293-0600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 16, 2010, General Electric Company, a New York corporation (“Parent”), through its indirect wholly owned subsidiary, Crane Merger Sub, Inc., a Delaware corporation (“Merger Sub”) concluded its previously announced cash tender offer to acquire the issued and outstanding shares of stock of Clarient, Inc. (“Clarient”) (the “Offer”).  The Offer was made pursuant to an Agreement and Plan of Merger dated as of October 22, 2010, among Parent, Merger Sub and Clarient (“Merger Agreement”).  The Company, through its wholly owned subsidiary, Safeguard Delaware, Inc. (hereinafter collectively referred to as “Safeguard”) tendered its 30,158,127 shares of Clarient common stock in the Offer and in exchange will receive, in the aggregate, approximately $150.8 million.

Under the terms of the Merger Agreement, Merger Sub will now be merged with and into Clarient (the “Merger”), with Clarient surviving the Merger as a wholly owned indirect subsidiary of Parent.  In connection with the Merger, the outstanding warrants held by Safeguard to purchase an additional 729,167 common shares at various prices will be converted into the right to receive the excess of the $5 per common share Offer price over the exercise price per share of such warrants.  Safeguard anticipates receiving additional proceeds of approximately $2.6 million as a result the Merger.

On December 17, 2010, the Company issued a press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K, concerning the completion of th Offer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 In connection with the consummation of the Offer (as defined above), the Compensation Committee of the Company’s Board of Directors granted bonuses in the amounts set forth below to certain of the Company’s Named Executive Officers and to certain other employees of the Company in recognition of their work and efforts on behalf of the Company relating to Clarient over the course of the Company’s ownership of its interests in Clarient.  The payment of the bonuses is contingent on the actual receipt by the Company of the proceeds resulting from the Offer as described above.  It is presently contemplated that those proceeds will be received, and the bonuses will be paid,  by  December 31, 2010.  The bonuses payable to the Company’s Named Executive Officers are as follows: Peter Boni, President and Chief Executive Officer - $175,000; James Datin, Executive Vice President and Managing Director- Life Sciences - $175,000; Brian Sisko, Senior Vice President and General Counsel - $125,000; and Stephen Zarrilli, Senior Vice President and Chief Financial Officer - $125,000.

Item 9.01	Financial Statements and Exhibits.

    (b)     Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01(b) is filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d)      Exhibits

99.1	Press Release dated December 17, 2010
99.2	Unaudited pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	December 17, 2010	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel

Exhibit Index

99.1	Press Release dated December 17, 2010
99.2	Unaudited pro forma financial information